ADDENDUM #1 TO SUBSCRIPTION DOCUMENTS
           SUPPLEMENT #2 TO CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                November 16, 1998


To:     V-ONE Corporation                    LaSalle St. Securities, Inc.
        20250 Century Boulevard, Suite 300   810 W. Washington Boulevard
        Germantown, Maryland  20874          Chicago, Illinois 60607

Ladies and Gentlemen:

        Reference is made to the Confidential Private Placement Memorandum dated November 3, 1998 of V-ONE Corporation (the "Memorandum"), as supplemented by the Supplement (No. 1) thereto dated October 9, 1998 ("Supplement No. 1").

        The  undersigned   ("Purchaser")  hereby  acknowledges  receipt  of  the
Memorandum, and in the case of a non-United States purchaser Supplement No. 1, and amends the Subscription Documents and the Memorandum as follows:

        1.  The  term  "Memorandum"  as  defined  and  used in the  Subscription
Documents, the Memorandum and Supplement No. 1 is hereby revised to mean the Confidential Private Placement Memorandum dated November 3, 1998 as supplemented by Supplement No. 1 thereto dated October 9, 1998 as further supplemented by the information in Sections 2 and 3 below.

        2. The second sentence of the second paragraph on the cover page of the Memorandum is hereby replaced in its entirety by the following sentence:

            The offering is expected to expire on November 20, 1998.

        3. The Capitalization Table on page 11 of the Memorandum has been revised as set forth below:

            As a result of the antidilution adjustments to the JMI Warrant (as defined on page 12 of the Memorandum), the exercise prices of warrants to purchase Common Stock will range from $2.00 to $4.77 and the number of shares issuable on exercise of warrants will increase by 29,604 shares as a result of the consummation of the Offering.

                                                  June 30, 1998 (unaudited)
                                                ---------------------------

                                                Actual    Pro Forma    Pro Forma
                                                            Minimum     Maximum
Series A Convertible Preferred Stock,
$0.001 par value; 13,333,333 shares
authorized; 4,000 shares issued; 2,462
shares outstanding as of June 30, 1998
and pro forma minimum and maximum          $ 2,188,884   $        0  $        0
                                            -----------  ----------- -----------

Common stock, $0.001 par value;
33,333,333 shares authorized; 13,882,046
shares issued and outstanding as of
June 30, 1998 and pro forma minimum
and maximum                                     13,882       15,682      16,604
Additional paid-in capital                  26,576,333   29,832,533  31,500,557
Notes receivable from sales of common stock    (50,726)     (50,726)    (50,726)
Accumulated deficit                        (20,209,470) (20,209,470)(20,209,470)
                                           ------------ ------------ -----------
            Total shareholders' equity       6,330,019    9,588,019  11,256,965
                                           ------------ ----------- ------------
            Total capitalization            $8,518,903   $9,588,019 $11,256,965
                                            ===========  ========== ============
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       Assumed:    Private placement of a  minimum 1,800,000 Shares at $2.00 per
                   Share and a maximum of 2,722,070 Shares at $2.00 per Share less commissions and expenses in the amount of 9.5% of the gross sale proceeds. Other Offering expenses payable by the Company, estimated to be approximately $50,000, have not been deducted. The pro forma minimum and pro forma maximum also assume redemption of all 2,462 outstanding shares of Series A Stock at $1,300 per share.

            The foregoing table does not include warrants to purchase 1,623,971 shares of Common Stock with exercise prices ranging from $2.1038 to $4.77 per share or options to purchase 2,512,099 shares of Common Stock with exercise prices ranging from $0.425 to $5.875 per share outstanding as of June 30, 1998 or the Agent Warrants.



                               Very truly yours,

                               ------------------------------
                               Name of Purchaser

                               By:___________________________
                               Signature of Authorised Person

                               ------------------------------
                               Print Name and Title

ACCEPTED AND AGREED:

V-ONE CORPORATION

By:______________________

Its:_____________________